Exhibit 10.4

INTEREST CONTRIBUTION AGREEMENT

by and among

ADMG 191 PARTNERS LP,

as the Contributor,

ELCO LANDMARK RESIDENTIAL HOLDINGS LLC,

as the Contributor’s Representative,

LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP,

as the Purchaser

and

LANDMARK APARTMENT TRUST OF AMERICA, INC.,

Relating to

Sonoma Partners DE, LLC,

the Contributed Entity

July 1, 2013

TABLE OF CONTENTS

Article I. Contribution and Sale		2
1.1	Contribution and Sale	2
1.2	Consideration	2
Article II. Closing		3
2.1	Closing	3
2.2	Closing Deliveries by the Contributor	3
2.3	Closing Deliveries by the Contributor’s Representative	4
2.4	Closing Deliveries by the Purchaser and LATA	5
Article III. Representations and Warranties of the Contributors		5
3.1	Organization and Authorization	5
3.2	Title to Interests	6
3.3	Subsidiaries and Investments	6
3.4	Absence of Defaults and Conflicts	6
3.5	FIRPTA	6
3.6	OFAC	6
3.7	No Brokers	7
3.8	No Litigation	7
3.9	Investment Representations	7
3.10	Exculpation and Waiver of Claims	9
3.11	NO TAX REPRESENTATIONS	10
Article IV. Representations and Warranties of the Purchaser and LATA		10
4.1	Incorporation from Master Agreement	10
4.2	Valid Issuance of Securities	11
4.3	Integration	11
4.4	Section 704(c) Method	11
Article V. Conditions Precedent		12
5.1	Conditions Precedent to the Obligations of Each Party	12
5.2	Conditions Precedent to the Obligations of the Contributor and the Contributor’s Representative	12
5.3	Conditions Precedent to the Obligations of LATA and LATA Holdings	13
Article VI. Termination		13
6.1	Termination	13
6.2	Effect of Termination	14
Article VII. Covenants and Other Agreements		14
7.1	Lock-Up	14
7.2	Exclusivity	14
7.3	Fulfillment of Conditions Precedent	14
7.4	Admission to Partnership	14
7.5	Further Assurances	14
7.6	Publicity; Disclosure	15
Article VIII. General Provisions		15
8.1	Survival	15
8.2	Notices	15
8.3	Severability	16
8.4	Amendment	17

i

8.5	Parties in Interest	17
8.6	Governing Law; Jurisdiction and Venue	17
8.7	Waiver of Jury Trial	17
8.8	Waiver	17
8.9	Mutual Drafting	18
8.10	Entire Agreement	18
8.11	Counterparts	18
8.12	Section Headings; Interpretation	18
8.13	Contributor’s Representative	18
8.14	Contribution to Certain Potential Liabilities Under Master Agreement	20
8.15	Attorneys’ Fees	20

Index of Exhibits

Exhibit A:	Form of Instrument of Assignment

Exhibit B:	Form of Joinder to OP Agreement

Exhibit C:	Form of Release of Claims

Exhibit D:	Form of Liability Contribution Agreement

ii

INTEREST CONTRIBUTION AGREEMENT

This INTEREST CONTRIBUTION AGREEMENT (this “Agreement”), dated as of July 1, 2013, is made and entered into by and among ADMG 191 Partners LP, a Florida limited partnership (the “Contributor”), Elco Landmark Residential Holdings LLC, a Delaware limited liability company (“EL” or the “Contributor’s Representative”), Landmark Apartment Trust of America Holdings, LP, a Virginia limited partnership (“LATA Holdings” or the “Purchaser”) and Landmark Apartment Trust of America, Inc., a Maryland corporation (“LATA”). The Contributor, the Contributor’s Representative, the Purchaser and LATA are referred to herein collectively as the “Parties” and individually as a “Party.”

RECITALS

A. This Agreement is entered into pursuant to the Master Contribution Agreement (as amended and in effect from time to time, the “Master Agreement”), dated as of the date hereof, by and among LATA, LATA Holdings, EL and Elco Landmark Residential Holdings II LLC, a Delaware limited liability company (“EL2”).

B. LATA is engaged in the business of acquiring, holding and managing apartment communities and other real estate investments. LATA has been organized and operated to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”). LATA holds all or substantially all of its properties through LATA Holdings, its operating partnership.

C. The Contributor and HVP Landmark Investor II, LLC, a Delaware limited liability company (the “Cash Contributor”), collectively, are the direct owners of one hundred percent (100%) of the limited liability company interests in 191 II Landmark Holdings LLC, a Delaware limited liability company (the “Joint Venture”) which is the sole owner of Sonoma Partners DE, LLC (the “Contributed Entity”). The Contributed Entity wholly owns, directly or indirectly, that certain multi-family property referred to as Courtyards on the River (f/k/a Sonoma Park) Apartments and located in Tampa, Florida, as the same is more particularly described in the Master Agreement (collectively, the “Property”), which Property is to be acquired by the Purchaser pursuant to the contribution of Interests contemplated hereby and the acquisition of Interests pursuant to the Cash Purchase Agreement (defined below).

D. The Cash Contributor and the Contributor are party to that certain Purchase and Sale Agreement, dated as of November 29, 2012, as amended by the First, Second and Third Amendments thereto (collectively, the “Cash Purchase Agreement”), whereby the Cash Contributor agrees to sell all of its right, title and interest, direct or indirect, in and to limited liability company interests of the Contributed Entity (the “Interests”) to EL, in exchange for consideration consisting of cash, upon the terms and the conditions set forth in the Cash Purchase Agreement. As of the date hereof, EL has assigned all of its right, title and interest as buyer in and to the Cash Purchase Agreement to the Purchaser, and, simultaneously with the Closing (defined below) under this Agreement, the Purchaser intends to close the transactions contemplated by the Cash Purchase Agreement as buyer thereunder and to acquire the Interests owned by the Cash Contributor pursuant to the terms thereof.

E. Pursuant to the Cash Purchase Agreement, immediately prior to the Closing hereunder and thereunder, the Joint Venture shall cause all of the Interests to be distributed to each of the Cash Contributor and the Contributor in accordance with their respective percentage interests in the Joint Venture, such that the Cash Contributor and the Contributor shall become the direct owners of all of the Interests. Therefore, immediately prior to the Closing, the Cash Contributor will own 90% of the Interests and the Contributor will own 10% of the Interests (such Interests owned by the Contributor, the “Contributed Interests”).

F. The Parties desire to provide for the contribution of the Contributed Interests owned by the Contributor to the Purchaser, in exchange for consideration consisting of limited partnership interests in the Purchaser, upon the terms and subject to the conditions set forth below, such contribution to occur as part of the applicable Closing under the Master Agreement.

G. Appendix 1 to this Agreement contains certain definitions and cross-references to terms defined in the body of the Agreement. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Master Agreement.

NOW, THEREFORE, the Parties acknowledge the adequacy of the consideration provided to each through their respective representations, warranties, conditions, rights and promises contained in this Agreement and, intending to be legally bound, agree as provided below.

ARTICLE I.

CONTRIBUTION AND SALE

1.1 Contribution and Sale. Upon the terms and subject to the conditions set forth in this Agreement, the Purchaser hereby agrees to acquire from the Contributor, and the Contributor hereby agrees to contribute and sell to the Purchaser, all of the Contributor’s right, title and interest in and to the Contributed Interests, free and clear of all Liens; provided, however, that the transactions contemplated hereby shall not be consummated except in connection with the contribution and sale at the Closing of all, but not less than all, of the Interests, including those Interests to be acquired pursuant to the Cash Purchase Agreement.

1.2 Consideration.

(a) Securities. At and subject to the Closing, in consideration for the Interests to be contributed by the Contributor to the Purchaser hereunder, the Purchaser shall issue and deliver to the Contributor 44,627 limited partnership interest units in the Purchaser (“OP Units” or “Securities”).

(b) Closing Adjustments. To the extent that any prorations, adjustments or other amounts with respect to the Contributed Entity or the Property shall be payable by or to the Contributor at or following the Closing in accordance with the provisions of the Master Agreement, the consideration amount set forth in Section 1.2(a) shall be adjusted accordingly by that number of OP Units equal to the quotient of (i) such proration, adjustment or other amount divided by (ii) $8.15, rounded to the nearest whole number of OP Units.

ARTICLE II.

CLOSING

2.1 Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Goulston & Storrs, a Professional Corporation, 885 3rd Avenue, New York, New York 10022, or such other location as the Purchaser and the Contributor’s Representative may mutually agree, only as a part of, and simultaneously with, the satisfaction (or waiver if permitted) of (a) the conditions set forth in Article V of this Agreement, (b) the applicable Closing under the Master Agreement with respect to the Contributed Entity and the Property, (c) the applicable Closing under the Cash Purchase Agreement with respect to the Contributed Entity and the Property, and (d) the closing under that certain Common Stock Purchase Agreement dated on or about the date hereof by and between LATA, LATA Holdings, MB Equity Holdings, Inc., 2335887 Limited Partnership, EL and EL2 (the “Common Stock Agreement”). The date of the Closing is referred to herein as the “Closing Date.”

2.2 Closing Deliveries by the Contributor. At the Closing, the Contributor will deliver to the Purchaser each of the following agreements, instruments and other documents:

(a) an instrument of assignment substantially in the form attached hereto as Exhibit A, duly executed by the Contributor in favor of the Purchaser;

(b) a joinder to the OP Agreement substantially in the form attached hereto as Exhibit B (the “Joinder”), duly executed by the Contributor;

(c) a release of claims with respect to the Contributed Entity substantially in the form attached hereto as Exhibit C, duly executed by the Contributor;

(d) a duly completed and executed certificate pursuant to Treasury Regulation section 1.1445-2(b)(2) certifying that the Contributor is not a “foreign person” within the meaning of Code section 1445 (each a “FIRPTA Affidavit”);

(e) a joinder to the Registration Rights Agreement substantially in the form attached as an exhibit to the Master Agreement (the “Registration Rights Agreement”), duly executed by the Contributor;

(f) to the extent, if any, required by the Master Agreement, a Tax Protection Agreement with respect to the Contributed Entity and the Property substantially in the form attached as an exhibit to the Master Agreement (each a “Tax Protection Agreement”), duly executed by the Contributor;

(g) resignations of all directors, managers and officers of the Contributed Entity and each of its Subsidiaries, if any, effective as of the Closing, to the extent such positions are held by the Contributor or its Affiliates or any of their respective directors, managers and officers;

(h) any and all other instruments and documents required to be delivered by such Contributor at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Purchaser or LATA may reasonably request to effect the transactions contemplated hereby.

2.3 Closing Deliveries by the Contributor’s Representative. At the Closing, the Contributor’s Representative will deliver to Purchaser each of the following agreements, instruments and other documents (in addition to those to be delivered pursuant to the Master Agreement or any of the other Transaction Agreements):

(a) copies of all Permits, As-Built Drawings and final certificates of occupancy (if available and in the Contributor’s Representative’s control as of the Closing Date) for the Property;

(b) the original (or if not available, legible copies) of any and all Leases, Contracts, warranties and guarantees pertaining to the Improvements that are in the Contributor’s Representative’s control as of the Closing Date;

(c) any necessary UCC termination statements or other releases as may be required to evidence the satisfaction of any Liens on any of the Property that are required by the terms of this Agreement or the Master Agreement to be terminated or released prior to Closing;

(d) corporate seals, books and records, ownership ledgers and other similar records pertaining to the Contributed Entity, any of its Subsidiaries and/or the Property that are in the Contributor’s Representative’s control as of the Closing Date;

(e) resignations of all directors, managers and officers of the Contributed Entity and each of its Subsidiaries, if any, effective as of the Closing, to the extent such positions are held by the Contributor’s Representative or its Affiliates or any of their respective directors, managers and officers;

(f) a duly executed counterpart of the Settlement Statement;

(g) any affidavits or certifications as may be reasonably requested in order to issue the Survey or in order to bring forward the date of any survey exception in the Title Commitment without issuing the Survey;

(h) an owner’s affidavit in a form acceptable to the Title Company; and

(i) any and all other instruments and documents required to be delivered by the Contributor’s Representative at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Purchaser or LATA may reasonably request to effect the transactions contemplated hereby.

2.4 Closing Deliveries by the Purchaser and LATA. At the Closing, the Purchaser and LATA will deliver to the Contributor each of the following agreements, instruments and other documents (in addition to those to be delivered pursuant to the Master Agreement or any of the other Transaction Agreements):

(a) certificates evidencing the approval of the issuance of the OP Units to be issued by the Purchaser to the Contributors to receive Securities hereunder registered in the name of each such Contributor;

(b) a duly executed counterpart of each Joinder, if any;

(c) a duly executed counterpart of the Settlement Statement;

(d) a duly executed counterpart of the Registration Rights Agreement;

(e) a duly executed counterpart of each Tax Protection Agreement, if any;

(f) any and all other instruments and documents required to be delivered by the Purchaser or LATA at or prior to the Closing pursuant to and in accordance with any of the other provisions of this Agreement, and such other documents or instruments as the Contributor’s Representative may reasonably request to effect the transactions contemplated hereby.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE CONTRIBUTORS

The Contributor hereby represents and warrants to the Purchaser and LATA as follows:

3.1 Organization and Authorization. The Contributor is an entity duly organized, validly existing and in good standing in the state of its organization and is duly qualified to do business as a foreign entity in each jurisdiction where the failure to so qualify would materially adversely affect the Contributor’s ability to conduct business in the Ordinary Course. The Contributor has all requisite power and authority to own, lease and operate the Property and to carry on its business as presently conducted. The Contributor has all requisite entity power and authority to execute, deliver and perform its obligations under this Agreement and any other agreement, certificate, instrument or writing delivered by the Contributor in connection with this Agreement or the transactions contemplated hereby (collectively, including this Agreement, the “Contribution Documents”). The Contributor has taken all necessary action to authorize the execution, delivery and performance of this Agreement and any other Contribution Documents. Upon the execution and delivery of any Contribution Document to be executed and delivered by the Contributor, such Contribution Document shall constitute the valid and binding obligation of the Contributor, enforceable against the Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the rights and remedies of creditors and general principles of equity. The person or persons executing and delivering this Agreement or any other Contribution Document on behalf of the Contributor is and shall have been prior to the Closing Date, duly authorized to execute and deliver such documents on behalf of the Contributor. The Contributor has made available to the Purchaser true and complete copies of the Organizational Documents of the Contributor, as amended and as in effect on the date of this Agreement. The Contributor is not in default under or in violation of any provision of its Organizational Documents.

3.2 Title to Interests. The Contributor owns the Contributed Interests free from all Liens. Except for this Agreement and the other Contribution Documents and the transactions contemplated hereby and thereby, there are no agreements, arrangements, options, warrants, calls, rights (including preemptive rights) or commitments of any character to which the Contributor is a party relating to the sale, purchase or redemption of any of the Contributed Interests. Upon delivery to the Purchaser on the Closing Date of the Contributed Interests as contemplated by this Agreement, the Contributor will thereby transfer to the Purchaser good and marketable title to such Contributed Interests, free and clear of all Liens.

3.3 Subsidiaries and Investments. Except as listed on Schedule 3.3 attached hereto, the Contributed Entity has no Subsidiaries, nor does it have any investment in any Person. Schedule 3.3 indicates the ownership of all of the issued and outstanding ownership interests of all Subsidiaries of the Contributed Entity. Each Subsidiary of the Contributed Entity (a) has been duly organized and is validly existing as a partnership or a limited liability company in good standing under the laws of the jurisdiction of its organization, (b) has partnership or limited liability company power and authority, as applicable, to own, lease and operate its properties and to conduct its business as presently conducted and (c) is duly qualified as a foreign partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in the case of this clause (c) where the failure so to qualify or to be in good standing would not result in an Portfolio Material Adverse Effect; all of the issued and outstanding equity interests or capital stock, respectively, of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Contributed Entity, directly or through a Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests or shares of capital stock, respectively, of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

3.4 Absence of Defaults and Conflicts. With respect to the Contributor, neither the execution and delivery of this Agreement or any other Contribution Document by such Contributor, nor the consummation of any of the transactions contemplated hereby or thereby, nor compliance with or fulfillment of the terms, conditions and provisions hereof or thereof will (i) conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under, or result in the creation or imposition of any Lien upon the Contributed Interests, under (A) any Organizational Documents of the Contributor if such Contributor is an entity, (B) any contract to which the Contributor is a party, or (C) any Laws applicable to the Contributor; or (ii) require the approval, consent, authorization or act of, or the making by the Contributor of any declaration, filing or registration with, any Person.

3.5 FIRPTA. The Contributor is not a “foreign person” within the meaning of Code Section 1445(f)(3), and the Contributor shall certify to that effect and certify its taxpayer identification number at Closing pursuant to Code Section 1445(b)(2).

3.6 OFAC. The Contributor and, to the knowledge of the Contributor, any trustee, officer, agent, employee, Affiliate or Person acting on behalf of the Contributor or any of its Affiliates is not currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

3.7 No Brokers. None of the Contributor nor any of its Affiliates has or will have any obligation to pay any brokerage fees or commissions, finder’s fee, advisory fees or other similar fees related to the execution of this Agreement, any of the other Contribution Documents or the consummation of any of the transactions contemplated hereby or thereby.

3.8 No Litigation. No Proceeding or Order is pending against or affecting the Contributor or any of its Affiliates (and, to the knowledge of the Contributor, no such Proceeding or Order has been threatened in writing) (a) under any bankruptcy or insolvency Law, (b) that seeks or could be reasonably likely to seek injunctive or other relief in connection with this Agreement, any of the other Contribution Documents or the transactions contemplated hereby or thereby or (c) that reasonably could be expected to adversely affect (i) the performance by the Contributor under this Agreement or any other Contribution Document or (ii) the consummation of any of the transactions contemplated hereby or thereby.

3.9 Investment Representations.

(a) The Contributor is a sophisticated investor with such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Securities. The Contributor has the financial wherewithal to bear, and is willing to accept, the economic risk of losing its entire investment in the Securities.

(b) The Contributor acknowledges that it has (i) received, read, and fully understands the Investor Package, (ii) been provided with a reasonable opportunity to ask questions of, and receive answers and other responsive information from, knowledgeable representatives of the Purchaser, LATA and the Contributor’s Representative concerning the terms and conditions of the Securities being offered and sold pursuant to this Agreement and the Investor Package, the terms and conditions of the transactions contemplated by the Master Agreement and each of the other agreements included in the Investor Package, and the business, affairs, strategy, financial condition and properties of LATA and the Purchaser, both historically and after giving effect to the transactions contemplated by this Agreement and the Master Agreement and each of the other agreements included in the Investor Package, and (iv) obtained such additional materials and information requested by either the Contributor or its own representatives, including its own professional financial, legal and tax advisers, as it and its advisers have deemed necessary or advisable in order to verify the accuracy of the information contained in the Investor Package and the other information and materials provided to it by representatives of the Purchaser, LATA and the Contributor’s Representative.

(c) The Contributor acknowledges that it is basing its decision to invest in the Securities on the Investor Package and its own investigation of the information contained therein or otherwise obtained by the Contributor, and that it has not relied upon any representations made by any other Person. The Contributor recognizes that an investment in the Securities involves substantial risk and the Contributor is fully cognizant of and understands all of the risk factors related to such Securities.

(d) The Contributor acknowledges that the offer and sale of the Securities has not been accompanied by the publication of any public advertisement or by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act).

(e) The Contributor is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(f) The Contributor is receiving the Securities for the Contributor’s own account and for investment purposes only and has no present intention, agreement, or arrangement for the distribution, transfer, assignment, resale, or subdivision of such Securities in violation of applicable securities laws. The Contributor agrees that it will not distribute, sell, transfer or enter into any contract to distribute, sell or transfer any of the Securities for a period of at least six (6) months after the date on which it receives the Securities. The Contributor understands that (i) the LATA Organizational Documents, the OP Agreement, and the Registration Rights Agreement contain additional restrictions as to the transferability of the Securities, (ii) that no active trading market exists for the Securities (or the shares of LATA Common Stock issuable upon conversion of the OP Units) and (iii) the Contributor’s investment in the Securities (and the shares of LATA Common Stock issuable upon conversion of the OP Units) will be highly illiquid and may have to be held indefinitely.

(g) The Contributor is fully aware that the Securities have not been registered with the SEC in reliance on the exemptions specified in Regulation D under the Securities Act, which reliance is based in part upon the Contributor’s representations set forth herein. The Contributor understands that the Securities have not been registered under applicable state securities laws and are being offered and sold pursuant to the exemptions specified in said laws, and unless they are registered, they may not be re-offered for sale or resold except in a transaction or as a security exempt under those laws.

(h) The Contributor understands that none of the Purchaser, LATA or their owners, officers, employees, directors, general partners, Affiliates or advisors represent or otherwise act on behalf of such Contributor in any way in connection with the purchase of the Securities. The Contributor also understands that legal counsel to the Purchaser, LATA and their Affiliates does not represent, and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing, the Contributor.

(i) THE CONTRIBUTOR UNDERSTANDS THAT THE SECURITIES ISSUABLE TO THE CONTRIBUTOR PURSUANT TO THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE U.S. SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF AN INVESTMENT IN THE SECURITIES OR THE ACCURACY OR ADEQUACY OF THE INVESTOR PACKAGE. THE CONTRIBUTOR UNDERSTANDS THAT ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

(j) The Contributor further represents and warrants to LATA and Purchaser that the Contributor (i) has a minimum annual gross income of $70,000 and a net worth (excluding home, furnishings and automobiles) of not less than $70,000, or (ii) has a net worth (excluding home, furnishings and automobiles) of not less than $250,000, or (iii) satisfies such other standards as may be established by any applicable state.

(k) Legends. The Contributor understands that any certificates evidencing the Securities and any securities issued in respect of or exchange for the Securities may bear one or all of the following legends:

(i)	“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION THEREFROM.”

(ii)	Any legend set forth in, or required by, the other Transaction Agreements.

(iii)	Any legend set forth in, or required by, the OP Agreement or the LATA Organizational Documents.

(iv)	Any legend required by the securities laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended.

3.10 Exculpation and Waiver of Claims.

(a) Notwithstanding the information contained in the Investor Package and the other information and materials provided to or otherwise obtained by the Contributor as described in Section 3.8, the Contributor understands and acknowledges that LATA, the Purchaser, the Contributor’s Representative and their respective affiliates, officers, directors, partners, members, employees and agents may be in possession of additional material non-public information about LATA’s and the Purchaser’s operations, prospects and strategic plans that has not been disclosed to the Contributor or to its representatives. Therefore, the Contributor understands that (i) any information in its possession regarding LATA and the Purchaser: (A) may be incomplete in whole or in part, (B) has been provided to it by LATA and the Purchaser without any representation or warranty by them (other than as expressly set forth in this Agreement), including without limitation, any representation or warranty that such information (1) is true, correct, accurate or complete, or (2) does not omit any fact necessary to make any such information not misleading and (3) does not contain any omissions or misstatements that an investor would consider material in making a decision as to whether to invest in the Securities or enter in this Agreement and (ii) as a result of the foregoing, it may not have adequate information concerning the business and financial condition of LATA and the Purchaser to make an informed decision regarding an investment in the Securities.

(b) The Contributor hereby irrevocably agrees that it will not directly or indirectly institute, join any Person in instituting or take any action to directly or indirectly institute, any legal or other proceeding against LATA, the Purchaser or any of their affiliates, officers, directors, partners, members, employees or agents for any reason relating to, or seeking damages or remedies (whether legal or equitable) with respect to this Agreement, an investment in the Securities or any of the information that LATA, the Purchaser or any of their affiliates, officers, directors, partners, members, employees, agents or representatives has provided or omitted to provide to the Contributor in connection with the this Agreement or otherwise, other than in the case of any representation or warranty by LATA or the Purchaser expressly set forth in this Agreement.

(c) The Contributor acknowledges that it is not relying upon representations and warranties of any Person, other than representations and warranties of the Purchaser and LATA contained herein and in the other Transaction Documents, in making its investment or decision to invest in the Securities. The Contributor agrees that neither the Contributor’s Representative nor any of the Contributor’s or the Contributor’s Representatives respective controlling Persons, officers, directors, partners, agents, or employees shall be liable to the Contributor for any action heretofore taken or omitted to be taken by any of them in connection with the transactions contemplated hereby.

3.11 NO TAX REPRESENTATIONS. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND LATA SET FORTH IN ARTICLE IV, THE CONTRIBUTOR REPRESENTS AND WARRANTS THAT IT IS NOT RELYING UPON ANY ADVICE OR ANY INFORMATION OR MATERIAL FURNISHED BY THE PURCHASER OR LATA OR ANY OF THEIR RESPECTIVE REPRESENTATIVES, WHETHER ORAL OR WRITTEN, EXPRESSED OR IMPLIED, OF ANY NATURE WHATSOEVER, REGARDING ANY TAX MATTERS, INCLUDING, WITHOUT LIMITATION, TAX CONSEQUENCES TO CONTRIBUTOR FROM THE TRANSACTION CONTEMPLATED HEREIN OR ANY TRANSACTION GOVERNED BY THE TRANSACTION DOCUMENTS.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER AND LATA

The Purchaser and LATA, jointly and severally, hereby represent and warrant to the Contributor that the statements contained in this Article IV are true and correct, except as set forth herein in the Specified SEC Reports or in the schedules delivered by the Purchaser and LATA that are attached to the Master Agreement.

4.1 Incorporation from Master Agreement. The representations and warranties of the Purchaser and LATA set forth in Article VI of the Master Agreement are hereby incorporated herein by reference.

4.2 Valid Issuance of Securities. The Securities, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of all Liens and restrictions on transfer other than restrictions on transfer under the LATA Organizational Documents, the OP Agreement and the Registration Rights Agreement, applicable state and federal securities laws and Liens created by or imposed by the Contributor. Assuming the accuracy of the representations of the Contributor in Article III of this Agreement, the Securities will be issued in compliance with all applicable federal and state securities laws. The shares of LATA Common Stock issuable upon conversion of the OP Units pursuant to the OP Agreement have been duly reserved for issuance, and upon issuance in accordance with the terms of the OP Agreement, will be validly issued, fully paid and nonassessable and free of Liens and restrictions on transfer other than restrictions on transfer under the LATA Organizational Documents, and the Registration Rights Agreement, applicable federal and state securities laws and Liens created by or imposed by the Contributor. Assuming the accuracy of the representations of the Contributor in Article III of this Agreement, the shares of LATA Common Stock issuable upon conversion of the OP Units will be issued in compliance with all applicable federal and state securities laws. The Securities do, and the shares of LATA Common Stock issuable upon conversion of the OP Units will upon issuance thereof, conform in all material respects to all statements relating thereto contained in the SEC Reports and such description does and will conform in all material respects to the rights set forth in the instruments defining the same. Any certificates representing the OP Units or the shares of LATA Common Stock are, or will be upon issuance thereof, in due and proper form. No holder of OP Units (except to the extent set forth in Section 50-73-24 of the Virginia Uniform Limited Partnership Act) or of shares of LATA Common Stock will be subject to personal liability by reason of being such a holder. The issuance of the OP Units and the shares of LATA Common Stock is not subject to any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights of any securityholder of LATA or the Purchaser.

4.3 Integration. None of LATA, the Purchaser or any of their Affiliates has, directly or indirectly, (a) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the sale of the OP Units (or shares of LATA Common Stock issuable upon conversion thereof) or the Shares in a manner that would require the registration of such securities under the Securities Act or (b) offered, solicited offers to buy or sold the OP Units (or shares of LATA Common Stock issuable upon conversion thereof) or the Shares by any form of general solicitation or general advertising (as those terms are used in Rule 502(c) under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

4.4 Section 704(c) Method. The Partnership shall report allocations of income, gain, loss and deduction (as computed for tax purposes) with respect to the Contribution so as to take account of the Section 704(c) built-in gain of such properties under Code Section 704(c) or the principles set forth in Treasury Regulations section 1.704-3(a), as the case may be, using the traditional method (as specifically provided in Treasury Regulations section 1.704-3(b)).

ARTICLE V.

CONDITIONS PRECEDENT

5.1 Conditions Precedent to the Obligations of Each Party. The obligations of each Party to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following conditions:

(a) No Order. No Governmental Authority with jurisdiction over such matters shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the transactions contemplated hereby at the Closing illegal or otherwise restricting, preventing or prohibiting consummation of such transactions.

(b) Simultaneous Closing under Master Agreement. The Master Agreement shall be in full force and effect and shall not have been terminated for any reason. The consummation of the transactions contemplated by the Master Agreement to be consummated at the applicable closing thereunder with respect to the Contributed Entity shall have occurred simultaneously with the Closing hereunder.

(c) Simultaneous Closing under Cash Purchase Agreement. The Cash Purchase Agreement shall be in full force and effect and shall not have been terminated for any reason. The rights, title and interest in and to the “Buyer” under the Cash Purchase Agreement shall have been assigned to LATA Holdings and the consummation of the transactions contemplated by the Cash Purchase Agreement to be consummated at the applicable closing thereunder with respect to the Interests to be purchased and sold thereunder shall have occurred simultaneously with the Closing hereunder.

(d) Simultaneous Closing under the Common Stock Agreement. The Common Stock Agreement shall be in full force and effect and shall not have been terminated for any reason. The consummation of the transactions contemplated by the Common Stock Agreement to be consummated at the applicable closing thereunder shall have occurred simultaneously with the Closing hereunder.

5.2 Conditions Precedent to the Obligations of the Contributor and the Contributor’s Representative. The obligations of the Contributor and the Contributor’s Representative to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Purchaser and LATA in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date hereof and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) does not or would not have or would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

(b) Agreements and Covenants. The Purchaser and LATA shall have performed, in all material respects, all obligations to be performed by them, and complied with, in all material respects, their agreements and covenants to be performed or complied with by them under this Agreement on or prior to the Closing.

(c) Officer Certificate. LATA shall have delivered to the Contributor’s Representative for the benefit of the Contributor a certificate, dated the Closing Date, signed by the Chief Executive Officer of LATA, for itself and as general partner of LATA Holdings, certifying as to the satisfaction of the conditions specified in Sections 5.2(a) and 5.2(b).

(d) Closing Deliveries. The Purchaser and LATA shall have delivered, or caused to be delivered, each of the items set forth in Section 2.4.

5.3 Conditions Precedent to the Obligations of LATA and LATA Holdings. The obligations of LATA and LATA Holdings to consummate the transactions contemplated hereby at the Closing shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of the following additional conditions:

(a) Representations and Warranties. The representations and warranties of the Contributor in this Agreement that (i) are not made as of a specific date shall be true and correct in all material respects as of the date hereof and as of the Closing, as though made on and as of the Closing, and (ii) are made as of a specific date shall be true and correct in all material respects as of such date.

(b) Agreements and Covenants. The Contributor shall have performed, in all material respects, all obligations to be performed by it, and complied with, in all material respects, their agreements and covenants to be performed or complied with by it under this Agreement on or prior to the Closing.

(c) Officer Certificate. The Contributor shall have delivered to the Purchaser a certificate, dated the Closing Date, signed by a duly authorized officer of the Contributor, certifying as to the satisfaction of the conditions specified in Sections 5.3(a) and 5.3(b) as to the Contributor.

(d) Closing Deliveries. The Contributor and the Contributor’s Representative shall have delivered, or caused to be delivered, each of the respective items set forth in Section 0 and 2.3.

ARTICLE VI.

TERMINATION

6.1 Termination. Notwithstanding anything herein to the contrary, this Agreement shall terminate prior to the Closing:

(a) automatically, without the need for further action by any Party, upon the termination of the Master Agreement;

(b) automatically, without the need for further action by any Party, as expressly provided in the Master Agreement upon the occurrence of certain events specified therein;

(c) automatically, without the need for further action by any Party, upon the termination of the Cash Purchase Agreement; or

(d) automatically, without the need for further action by any Party, upon the termination of the Common Stock Agreement.

6.2 Effect of Termination. If this Agreement is terminated pursuant to Section 6.1, no Party shall have any further obligations or liabilities hereunder, except for (a) those obligations or liabilities which expressly survive the termination of this Agreement and (b) willful and intentional breaches of this Agreement that occurred prior to its termination; provided that the provisions of Section 7.6 (Publicity; Disclosure), Article VIII (General Provisions) and this Section 6.2 shall remain in full force and effect and survive any termination of this Agreement. For avoidance of doubt, the provisions of this Section 6.2 shall have no effect on the rights and obligations of the parties to the Master Agreement or any of the other Transaction Agreements.

ARTICLE VII.

COVENANTS AND OTHER AGREEMENTS

7.1 Lock-Up. From and after the date hereof until the Closing or the earlier termination of this Agreement, the Contributor hereby agrees that it will not sell, transfer, pledge, dispose of, encumber or permit any Lien on, or issue or make any option, warrant, call or right of any kind to acquire, any of its Interests, or agree or commit to any of the foregoing, in each case, except for the contribution and sale to the Purchaser at the Closing as contemplated hereby.

7.2 Exclusivity. From and after the date hereof until the Closing or the earlier termination of this Agreement, the Contributor hereby agrees that neither it nor anyone acting at its direction will make any offers to, commence or continue any negotiations with, or enter into any written agreement with any other Person relating to the sale of the Property or the Interests (other than the Purchaser and its representatives).

7.3 Fulfillment of Conditions Precedent. The Parties shall use their commercially reasonable efforts to satisfy, or to ensure the satisfaction of, each of the conditions precedent to their obligations set forth in Article V hereof.

7.4 Admission to Partnership. LATA, as general partner of the Purchaser, shall take all actions necessary in order to cause the Contributor receiving OP Units to be admitted as limited partner of the Purchaser as of the Closing Date.

7.5 Further Assurances. Following the Closing, the Parties shall, from time to time, at the request of the Purchaser or the Contributor’s Representative and without further cost or expense to the requesting Party, do and perform, or cause to be done and performed, all further acts and things and shall execute and deliver all further agreements, certificates, instruments and documents as the requesting Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement or any of the other Contribution Documents and the consummation of the transactions contemplated hereby and thereby.

7.6 Publicity; Disclosure. None of LATA or its Affiliates, on the one hand, or the Contributor, the Contributor’s Representative or their respective Affiliates, on the other hand, may issue any press release, make any filing with any Governmental Authority or make any other public announcement relating to this Agreement, any of the other Transaction Agreements or any of the transactions contemplated hereby or thereby without the prior written approval of the Contributor’s Representative or LATA, respectively. The foregoing shall not apply to the extent necessary or advisable in order to satisfy a Party’s or its Affiliate’s disclosure obligations or other obligations under applicable Law or exchange rules, as determined by LATA or by the Contributor’s Representative, in which event LATA or the Contributor’s Representative, as the case may be, shall first consult with and reasonably consider any comments or suggestions of the other with respect thereto.

ARTICLE VIII.

GENERAL PROVISIONS

8.1 Survival. Unless otherwise set forth in this Agreement, the representations and warranties of the Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of any of the Parties.

8.2 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) when received if delivered personally, (b) when sent by electronic mail or facsimile (which is confirmed by the intended recipient) and (c) when sent by overnight courier service or when mailed by certified or registered mail, return receipt requested, with postage prepaid to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to EL, to:

Elco Landmark Residential Holdings LLC

825 Parkway Street

Jupiter, Florida 33477

Attention: Joseph Lubeck, Chief Executive Officer

Fax: (561) 745-8745

Email: jlubeck@landmarkresidential.com

with a copy to:

Goulston & Storrs P.C.

750 Third Avenue

New York, New York 10017

Attention: Yaacov M. Gross, Esq.

Fax: (212) 878-5527

Email: ygross@goulstonstorrs.com

If to LATA or LATA Holdings, to:

Apartment Trust of America, Inc.

4901 Dickens Road, Suite 101

Richmond, Virginia 23230

Attention: Stanley J. Olander, Jr.

Fax: (804) 237-1345

Email: jolander@atareit.com

with a copy to:

Morris, Manning & Martin, LLP

3343 Peachtree Road, N.E.

1600 Atlanta Financial Center

Atlanta, Georgia 30326

Attention: Lauren Burnham Prevost, Esq.

Fax: (404) 365-9532

Email: lprevost@mmmlaw.com

If to the Contributor:

ADMG 191 Partners LP

c/o Elco Landmark Residential Holdings LLC

825 Parkway Street

Jupiter, Florida 33477

Attention: Joseph Lubeck, Chief Executive Officer

Fax: (561) 745-8745

Email: jlubeck@landmarkresidential.com

with a copy to:

Goulston & Storrs P.C.

750 Third Avenue

New York, New York 10017

Attention: Yaacov M. Gross, Esq.

Fax: (212) 878-5527

Email: ygross@goulstonstorrs.com

8.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any Person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

8.4 Amendment. This Agreement may not be amended or modified in any respect other than by the written agreement of all of the Parties (which may include the Contributor’s Representative signing as attorney-in-fact on behalf of the Contributor).

8.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.6 Governing Law; Jurisdiction and Venue.

(a) This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware without regard, to the fullest extent permitted by law, to the conflicts of law provisions thereof.

(b) Each Party agrees that any Proceeding for any Claim arising out of or related to this Agreement or the Transactions, whether in tort or contract or at law or in equity, shall be brought only in either the United States District Court for the District of Delaware or in a Delaware state court sitting in New Castle County, Delaware (each, a “Chosen Court”), and each Party irrevocably (a) submits to the jurisdiction of the Chosen Courts (and of their appropriate appellate courts), (b) waives any objection to laying venue in any such Proceeding in either Chosen Court, (c) waives any objection that such Chosen Court is an inconvenient forum for the Proceeding, and (d) agrees that, in addition to other methods of service provided by law, service of process in any such Proceeding shall be effective if provided in accordance with Section 8.2, and the effective date of such service of process shall be as set forth in Section 8.2.

8.7 Waiver of Jury Trial. Each of the Parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby. Each of the Parties hereto (a) certifies that no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other Parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Section 8.6(a).

8.8 Waiver. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any Party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

8.9 Mutual Drafting. Each Party hereto has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. Without limiting the foregoing, each Party has consulted to the extent deemed appropriate by such Party with its own advisers as to the financial, tax, legal, accounting, regulatory and related matters concerning the transactions contemplated by this Agreement and the Master Agreement and on that basis understands the financial, tax, legal, accounting, regulatory and related consequences of the transactions, and believes that entering into this Agreement is suitable and appropriate for such Party.

8.10 Entire Agreement. This Agreement (including its exhibits, appendices and schedules), the Master Agreement and the other documents delivered pursuant hereto and thereto constitute a complete and exclusive statement of the agreement between the Parties with respect to the subject matter hereof and thereof, and supersede all other prior agreements, arrangements or understandings by or between the Parties, written or oral, express or implied, with respect to the subject matter hereof or thereof.

8.11 Counterparts. This Agreement or any amendment hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.12 Section Headings; Interpretation.

(a) The descriptive headings of sections and paragraphs of this Agreement are inserted for convenience only, and do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement,

(b) When a reference is made in this Agreement to an Article, Section, Annex or Exhibit, such reference shall be to an Article, Section, Annex or Exhibit of or to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation” unless the context otherwise requires or unless otherwise specified. Unless the context requires otherwise, the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words in this Agreement refer to this entire Agreement. Unless the context requires otherwise, words in this Agreement using the singular or plural number also include the plural or singular number, respectively, and the use of any gender herein shall be deemed to include the other genders. Except as otherwise specifically provided herein, where any action is required to be taken on a particular day and such day is not a Business Day and, as a result, such action cannot be taken on such day, then this Agreement shall be deemed to provide that such action shall be taken on the first Business Day after such day.

8.13 Contributor’s Representative.

(a) The Contributor hereby irrevocably constitutes and appoints the Contributor’s Representative, acting singly, as its true and lawful agent, proxy and attorney-in-fact and authorizes the Contributor’s Representative acting for the Contributor and in the Contributor’s name, place and stead, in any and all capacities to do and perform every act and thing reasonably necessary or desirable to be done in connection with the transactions contemplated hereby, as fully to all intents and purposes as the Contributor might or could do in person, except to the extent that this Agreement specifically provides for an action to be taken by or for, or a notice to be delivered to, the Contributor, including for the purposes of: (i) performing the duties of the Contributor’s Representative as set forth in this Agreement; (ii) accepting from the Purchaser the payment of the Securities or any other amounts payable to the Contributor in connection therewith, and distributing to the Contributor its portion thereof; (iii) changing the time, date or place of the Closing; (iv) granting any consent or waiver required or desired of the Contributor by the Purchaser pursuant to this Agreement; (v) representing the Contributor in connection with any dispute between the Contributor, on the one hand, and the Purchaser and LATA, on the other hand, including disputing or settling any claim by the Purchaser; (vi) determining the presence (or absence) of claims for payment pursuant to this Agreement or any agreement executed in connection herewith; (vii) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Contributor’s Representative reasonably deems necessary or prudent in connection herewith; and (viii) taking any action and executing and delivering any and all documents contemplated by this Agreement and any other instruments which the Contributor’s Representative may deem necessary or advisable to accomplish the purposes of this Agreement. The Contributor hereby grants unto the Contributor’s Representative full power and authority to do and perform each and every act as is described under this Section 8.13, as fully to all intents and purposes as the Contributor might or could do in person, hereby ratifying and confirming all that the Contributor’s Representative has lawfully done consistent herewith and may lawfully do or cause to be done by virtue hereof. The Contributor hereby agrees by executing this Agreement that the foregoing agency, proxy and power of attorney are coupled with an interest, and are therefore irrevocable without the consent of the Contributor’s Representative and shall survive the bankruptcy of such Person. The Contributor hereby acknowledges and agrees that upon execution of this Agreement any delivery by the Contributor’s Representative of any waiver, amendment, agreement, opinion, certificate or other documents executed by the Contributor’s Representative in accordance with this Section 8.13 or any decisions made by the Contributor’s Representative in accordance with this Section 8.13 shall be binding on such Person as fully as if such Person had executed and delivered such documents or made such decisions.

(b) The Contributor’s Representative shall not have by reason of this Agreement a fiduciary relationship in respect of the Contributor, except in respect of amounts received by Contributor’s Representative on behalf of the Contributor. The Contributor’s Representative shall not be liable to the Contributor for any action taken or omitted by it or any agent employed by it under this Agreement or any other agreement or other document executed in connection herewith or therewith, except that the Contributor’s Representative shall not be relieved of any liability imposed by law for bad faith or willful misconduct. The actions of the Contributor’s Representative are fully and completely binding and the Purchaser is entitled to rely upon the provisions of this Section 8.13 and on the decisions, determinations and instructions of the Contributor’s Representative.

(c) The Contributor will indemnify the Contributor’s Representative and hold the Contributor’s Representative harmless against all loss, liability, or expense incurred without bad faith or willful misconduct on the part of the Contributor’s Representative and arising out of or in connection with the acceptance or administration of the Contributor’s Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Contributor’s Representative. The Contributor’s Representative will be entitled to the advance and reimbursement of costs and expenses incurred in the performance of its duties hereunder.

8.14 Contribution to Certain Potential Liabilities Under Master Agreement. In addition to and not in lieu of the provisions of Section 8.13, the Contributor hereby acknowledges that EL has agreed pursuant to the Master Agreement to assume or indemnify the Purchaser and LATA for certain potential liabilities relating to the Contributed Entity or the Property, some or all of which are to borne by the Contributor. The Contributor hereby agrees to execute and deliver to EL at or prior to the Closing an agreement relating to the Contributor’s contribution toward such liabilities, if any, substantially in the form attached hereto as Exhibit D.

8.15 Attorneys’ Fees. Should any Party employ attorneys to enforce any of the provisions hereof against any other Party (including, without limitation, in respect of the breach by such other Party of its representations, warranties, covenants and agreements hereunder), the Party against whom any final judgment is entered agrees to pay the prevailing Party all reasonable costs, charges, and expenses, including any attorneys’ fees and disbursements, expended or incurred in connection therewith.

[Signature pages follow]

IN WITNESS OF THE FOREGOING, each Party executes this Interest Contribution Agreement as of the date first written above, by the Party’s duly authorized officer.

CONTRIBUTOR:	ADMG 191 PARTNERS LP a Florida limited partnership

	By:	ADMG 191 GP, LLC a Florida limited liability company its general partner

		By:	/s/ Elizabeth Truong
Name: Elizabeth Truong Title: Authorized Signatory

Signature Page to Interest Contribution Agreement

Relating to Sonoma Partners DE, LLC

CONTRIBUTOR’S REPRESENTATIVE:	ELCO LANDMARK RESIDENTIAL HOLDINGS LLC

	By:	/s/ Elizabeth Truong
	Name:	Elizabeth Truong
	Title:	Authorized Signatory

Signature Page to Interest Contribution Agreement

Relating to Sonoma Partners DE, LLC

PURCHASER:	LANDMARK APARTMENT TRUST OF AMERICA HOLDINGS, LP

	By:	Landmark Apartment Trust of America, Inc., its general partner

	By:	/s/ Stanley J. Olander
	Name:	Stanley J. Olander
	Title:	Chief Executive Officer

Signature Page to Interest Contribution Agreement

Relating to Sonoma Partners DE, LLC

LATA:	LANDMARK APARTMENT TRUST OF AMERICA, INC.,

	By:	/s/ Stanley J. Olander
	Name:	Stanley J. Olander
	Title:	Chief Executive Officer

Signature Page to Interest Contribution Agreement

Relating to Sonoma Partners DE, LLC

APPENDIX 1

DEFINITIONS

“Affiliate” means, with respect to a specified Person, each other Person that directly or indirectly Controls, is Controlled by, or is under common Control with that Person. For purposes of this Agreement, except as otherwise expressly provided, the Affiliates of EL and ELRM shall be limited Joseph Lubeck, Elco Holdings Ltd., ADMG 191 Partners, LP, a Florida limited partnership, ADMG FairCave Partners LP, a Florida limited partnership, ADMG Partners LP, a North Carolina limited partnership, Elco LR OPT II LP, a Delaware limited partnership, Elco LR OPT II REIT LP, a Delaware real estate investment trust, and each of their respective Controlled Affiliates.

“As-Built Drawings” means the final “as-built” plans and specifications for the Improvements with respect to the Property.

“Business Day” means any day other than (a) a Saturday or a Sunday, (b) a day on which banks are required or authorized by Law to be closed in the City of New York.

“Contracts” means, with respect to the Property, any agreement, contract, obligation, promise or commitment (whether written or oral) that is legally binding on the Contributed Entity, any of its Subsidiaries or the Property.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of an equity interest, by contract or otherwise. The terms “Controlled by” and “under common Control with” have correlative meanings.

“Entity” means, except for Governmental Authorities, (a) any corporation, partnership, joint venture, limited liability company, business trust or other business entity, (b) any association, unincorporated business or other organization, (c) trust and (d) any other organization having legal status as an entity under any Law.

“Governmental Authority” means (a) any body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any governmental agency, department, board, commission or other instrumentality, whether national, territorial, federal, state, provincial, local, supranational or other authority, (b) any organization of multiple nations, or (c) any tribunal, court or arbitrator of competent jurisdiction.

“Improvements” means, with respect to the Property, all buildings and other structures and improvements situated on the land, to the extent the same form a part of the Property.

“Investor Package” means, collectively, (a) copies of (i) this Agreement, the Master Agreement and each of the exhibits and schedules hereto and thereto, (ii) the Interest Contribution Agreements (or similar agreements) with respect to each of the other properties to be transferred to LATA Holdings pursuant to the transactions contemplated by the Master Agreement, and (iii) the Common Stock Agreement, in each case, including each of the exhibits and schedules thereto, (b) copies of LATA’s Annual Report on Form 10-K for the year ended

Appendix 1-1

December 31, 2011, its 2012 Annual Proxy Statement, and its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with or furnished to the SEC since the filing date of LATA’s Annual Report on Form 10-K and on or prior to the date hereof, and (c) a pro forma capitalization table as of the date hereof showing the consolidated, fully diluted equity and debt capitalization of LATA on a pro forma basis after giving effect to each of the transactions contemplated by the Master Agreement.

“LATA Common Stock” means the common stock, $0.01 par value per share, of LATA.

“Law” and “Laws” mean (a) any constitution applicable to, and any statute, treaty, rule, regulation, ordinance, or requirement of any kind of, any Governmental Authority, (b) principles of common law, and (c) any Order.

“Leases” means, with respect to the Property, collectively, all leases, rental agreements, license agreements and occupancy agreements pursuant to which any non-commercial tenant, licensee or occupant has a possessory right or license with respect to any portion of the Real Property, together with any amendments, modifications or supplements made thereto.

“Lien” means any lien, encumbrance, security interest, pledge or any other title restriction of any kind.

“Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, business prospects, management, assets or properties of LATA and or its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

“OP Agreement” means the Agreement of Limited Partnership of LATA Holdings, as amended and in effect from time to time.

“Order” means any decree, injunction, judgment, order, ruling, writ, assessment or arbitration award of a Governmental Authority, arbitrator or arbitral body, commission or self-regulatory organization, whether arising from a Proceeding or applicable Law.

“Organizational Documents” means each of the following, as applicable, as amended and supplemented: (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the operating agreement (or limited liability company agreement) and certificate of organization or formation of a limited liability company; and (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person.

“Permits” means, with respect to the Property, all governmental permits and approvals, including licenses, registrations and authorizations, required for the ownership and operation of the Contributed Entity or the Property at the Real Property, including without limitation, qualifications to do business, certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits, and any and all other necessary approvals from Governmental Authorities and other approvals granted by any public body.

Appendix 1-2

“Person” means an individual, an Entity or a Governmental Authority.

“Proceeding” means any action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.

“Real Property” shall mean, with respect to the Property, collectively, the land and Improvements, together with all easements, rights of way, privileges, licenses and appurtenances which the Contributed Entity or any of its Subsidiaries may now own or hereafter acquire with respect thereto.

“SEC Reports” means any and all reports, schedules, forms, statements and other documents required under applicable Laws to be filed or furnished by LATA to the U.S. Securities and Exchange Commission, including, without limitation, proxy information and solicitation materials, in each case, in the form and with the substance prescribed by such Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Settlement Statement” means the settlement statement with respect to the Property to be entered into by the Purchaser and the Contributor’s Representative in accordance with the provisions of the Master Agreement.

“Transaction Agreements” means collectively this Agreement, the Master Agreement and the other agreements contemplated to be delivered in connection herewith or therewith.

Appendix 1-3

EXHIBIT A

FORM OF INSTRUMENT OF ASSIGNMENT

[TO BE ATTACHED]

EXHIBIT B

FORM OF JOINDER TO OP AGREEMENT

[TO BE ATTACHED]

EXHIBIT C

FORM OF RELEASE OF CLAIMS

[TO BE ATTACHED]

2

[EXHIBIT D

FORM OF LIABILITY CONTRIBUTION AGREEMENT

[TO BE ATTACHED]]

3